UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

APPLE HOSPITALITY REIT, INC.
(Exact name of registrant as specified in its charter)

Virginia	000-53603	26-1379210
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple Hospitality REIT, Inc. (the “Company”) is filing this report in accordance with Item 5.07 of Form 8-K.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 14, 2015, the Company held its Annual Meeting of Shareholders (the “Annual Meeting”).  At the Annual Meeting, shareholders considered: 1) the election of the five directors named in the proxy statement, two of whom will serve a one-year term, one of whom will serve a two-year term and two of whom will serve a three-year term; 2) an advisory vote regarding the approval of the compensation allocated to and paid to the Company’s named executive officers; 3) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm to serve for 2015; and 4) the approval of the Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan. The Company’s shareholders voted as follows on these matters:

1.	The Company’s shareholders elected the five director nominees named in the proxy statement with the following votes:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTES
Jon A. Fosheim	94,145,408	4,662,882	268,739,959
Justin G. Knight	93,195,586	5,612,704	268,739,959
Daryl A. Nickel	94,114,186	4,694,104	268,739,959
Bruce H. Matson	94,185,545	4,622,745	268,739,959
L. Hugh Redd	94,152,233	4,656,057	268,739,959

Jon A. Fosheim and Justin G. Knight will serve a one-year term expiring at the 2016 Annual Meeting of Shareholders, Daryl A. Nickel will serve a two-year term expiring at the 2017 Annual Meeting of Shareholders and Bruce H. Matson and L. Hugh Redd will serve a three-year term expiring at the 2018 Annual Meeting of Shareholders.

2.	The Company’s shareholders voted on the advisory resolution to approve the compensation allocated to and paid to the Company’s named executive officers with the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
79,063,170	15,695,965	4,049,154	268,739,960

3.
The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. This proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
362,608,862	3,131,298	1,808,089	-

4.	The Company’s shareholders approved the Apple Hospitality REIT, Inc. 2014 Omnibus Incentive Plan. The proposal received the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
80,549,513	13,749,534	4,509,242	268,739,960

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple Hospitality REIT, Inc.

By:	/s/ Justin G. Knight
Justin G. Knight
President and Chief Executive Officer

May 19, 2015